EXHIBIT 5.1

August 5, 2011

Synergetics USA, Inc. 3845 Corporate Centre Drive O’Fallon, Missouri 63368

                 Re:         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Synergetics USA, Inc.  (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the proposed public offering on a delayed basis pursuant to Rule 415 under the Act of up to $50,000,000 in aggregate amount of (i) shares of its common stock, $0.001 par value (the “Common Stock”); (ii) debt securities (the “Debt Securities”) issued under one or more indentures, a form of which is filed as an exhibit to the Registration Statement (the “Indenture”);
(iii) warrants; and (v)units (collectively, the “Securities”), or any combination of the foregoing.  The Securities may be sold by the Company from time to time as set forth in the Registration Statement, the prospectus which forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).  In the event the Securities will be sold pursuant to an underwriting or purchase agreement, such agreement will be filed as an exhibit to the Registration Statement under a Current Report on Form 8-K.

August 5, 2011

In arriving at the opinion expressed below, we have assumed that the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company consistent with the procedures and terms described in the Registration Statement (each, a “Board Action”) and in accordance with the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”), the Company’s Amended and Restated Bylaws and applicable Delaware law.  We have also assumed that the laws of the State of New York will be chosen to govern the Indenture, any warrant agreements and unit agreements, and that such choice is a valid and legal provision. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof:

1.  Upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of the Common Stock against payment of valid consideration therefor in accordance with the terms of such Board Action and any applicable underwriting or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, such shares of Common Stock will be legally issued, fully paid and non-assessable.

2.  When the Indenture has been duly executed on behalf of the Company and the trustee thereunder (the “Trustee”), the Trustee has been qualified to act as trustee under the Indenture and when the Debt Securities have been (i) duly established by the Indenture or any supplemental indenture thereto, (ii) duly authorized and established by applicable Board Action and duly authenticated by the Trustee, and (iii) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, the Indenture and any applicable supplemental indenture thereto, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

August 5, 2011

3.  When the warrants to purchase Securities have been (i) duly authorized and established by applicable Board Action, and (ii) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the warrants to purchase Securities will constitute binding obligations of the Company, enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

 4.  With respect to the units, when (i) the Board has taken the appropriate Board Action to approve and establish the terms of the units and to authorize and approve the issuance thereof, the terms of the offering and related matters; and (ii) the units have been duly executed and delivered in accordance with the applicable unit agreement and the applicable underwriting or similar agreement approved by or on behalf of the Board, upon payment of the consideration therefor provided therein and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the units will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

The law covered by this opinion is limited to the present law of the State of New York and the present Delaware General Corporation Law. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

August 5, 2011

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement.

Sincerely,

/s/ Armstrong Teasdale LLP

Armstrong Teasdale LLP